                                                                    EXHIBIT 10.5

                                  CONFIRMATION


Date:          October 22, 1997

To:            Myriad Genetics, Inc. ("Party B")

Attention:     Jay Moyes

From:          Swiss Bank Corporation, London Branch ("Party A")

Re:            Equity Option Confirmation
               Reference Number 1265546
_______________________________________________________________________________

The purpose of this communication is to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 8, 1997, as amended and supplemented from time to time (the "Agreement"), between you and Swiss Bank Corporation. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date           :      October 21, 1997

Buyer                :      Party A

Seller               :      Party B

Option Style         :      European Option

Option Type          :      Call

Shares               :      Common Stock of Myriad Genetics, Inc.
                            (Symbol: MYGN)

Number of Options    :      400,000

Contract Multiplier  :      1.00

Strike Price         :      USD 40.50

Total Premium        :      USD 100,000 and call options written by Party A on
                            400,000 shares of Party B's Common Stock. Premium

Payment Date         :      October 24, 1997

Expiration Date      :      December 11 1998, or, if that date is not an
                            Exchange Business Day, the following day that is an
                            Exchange Business Day.
Currency
Business Day         :      Any day on which commercial banks are open for
                            business (including dealings in foreign exchange and foreign currency deposits) in the cities from which and in which a payment is to be made.

Exchange
Business Day         :      A day that is (or but for the occurrence of a Market
                            Disruption Event, would have been) a trading day on the Exchange and the Philadelphia Stock Exchange
                            (other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, first announced on the day of such closing).

Normal
Trading Day          :      An Exchange Business Day on which no Market
                            Disruption Event has occurred or is continuing.

Market
Disruption Event     :      The occurrence or existence on any Exchange Business
                            Day during the one-half hour period that ends at the close of business of any suspension of or limitation imposed on trading (by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), provided that any such event is material in the reasonable determination of the Calculation Agent, on: (i) the Exchange in the Shares; or (ii) the Philadelphia Stock Exchange in options contracts on the Shares.

Exchange             :      Nasdaq National Market

Clearance System
Business Day         :      Any day on which the Clearance System is open for
                            the acceptance and execution of settlement instructions.

Clearance System     :      Depository Trust Company, or any successor to or
                            transferee of such clearance system.

Calculation Agent    :      Party A, whose calculations shall be binding absent
                            manifest error.

Procedure for Exercise
----------------------

Exercise Date        :      The Expiration Date.

Expiration Time      :      5:00 p.m. local time in New York City.

Automatic Exercise   :      The Transaction will be deemed to be automatically
                            exercised if it is In-the-Money on the Expiration
                            Date, unless (i) the Buyer has notified the Seller
                            (by telephone or in writing) prior to 5:00 p.m.
                            local time in New York City on the Expiration Date that it does not wish to exercise the Transaction;
                            or (ii) the Closing Value cannot be determined on the Expiration Date. If the Transaction is to be cash settled or net share settled, "In-the-Money" means that the Cash Settlement Amount is greater than zero. If the Transaction is to be physically settled, "In-the-Money" means that the Closing Value is greater than the Strike Price. "Closing Value" means the closing price of the Shares, as reported on the Exchange, on the Expiration Date.

Seller's telephone
or facsimile number
for purposes of
giving notice        :      Telephone:  801-584-3633
                            Fax:        801-584-3640
                            Attention:  Jay Moyes

Settlement Terms
----------------

Settlement           :      The Transaction will be physically settled;
                            provided, however, that Party B may elect to cash settle or net share settle the Transaction by giving notice to Party A no later than 20 Exchange Business Days before the Expiration Date (determined without regard to the parenthetical in the definition of Exchange Business
                            Day) (the date of such notice, the "Election Date").
                            Notwithstanding the foregoing, if on the Initial
                            Date (as defined below) the registration statement referred to in Section 4.1 of the Agreement
                            Regarding Registration Rights and Related
                            Obligations (the "Registration Agreement") attached hereto as Exhibit I has not become effective, the Transaction will be cash settled and the parties shall have no further obligations under the Registration Agreement.

Physical Settlement  :      If the Transaction is to be physically settled:

                            (a) within three Exchange Business Days after the Election Date, Party A and Party B will enter into the Registration Agreement attached hereto as
                            Exhibit I; and

                            (b) on the Settlement Date, the Seller shall deliver to the Buyer the number of Shares equal to the number of Options exercised against payment by the Buyer to the Seller of an amount equal to the product of (A) the Strike Price multiplied by (B) the number of Options exercised. Such payment and such delivery will be made through the Clearance System at the accounts specified below, on a delivery versus payment basis.

Cash Settlement      :      If the Transaction is to be cash settled:

                            (a) within one Currency Business Day after written notice by Party A, Party B will pay to Party A the Prepayment Amount. The "Prepayment Amount" shall be an amount calculated by the Calculation Agent equal to (i) the number of Options to be exercised multiplied by (ii) the result of subtracting the Strike Price from the closing price of the Shares, as reported on the Exchange, on the Election Date.

                            (b) on the Settlement Date, the following payment shall be made:

                                 (i) if a Prepayment Amount has been paid by Party B, then (A) if the Final Payment Amount is a positive number, Party B shall pay to Party A an amount equal to the Final Payment Amount and (B) if the Final Payment Amount is a negative number,

                                 Party A shall pay to Party B an amount equal to the absolute value of the Final Payment Amount. The "Final Payment Amount" shall be an amount, which may be less than zero, calculated by the Calculation Agent equal to (A) the Cash Settlement Amount minus (B) the Prepayment Amount minus (C) the Interest Amount. The "Cash Settlement Amount" shall be the greater of (A) zero and (B) an amount calculated by the Calculation Agent equal to (1) the number of Options exercised multiplied by (2) the result of subtracting the Strike Price from the Reference Price. The "Interest Amount" shall be an amount calculated by the Calculation Agent equal to the aggregate sum of the amounts of interest calculated for each day in the period from (and including) the date the Prepayment Amount is received by Party A to (but excluding) the Settlement Date, determined as follows: (A) the Prepayment Amount multiplied by (B) the overnight Federal Funds Rate for such day as reported in Federal Reserve Publication H.15-519 divided by (C) 360.

                                 (ii) if a Prepayment Amount has not been paid by Party B, Party B shall pay to Party A the Cash Settlement Amount, if any.

Reference Price      :      (a)  If the Valuation Period contains fifteen Normal
                            Trading Days, the Reference Price shall be the arithmetic average of the Share Prices on those fifteen Normal Trading Days.

                            (b) If the Valuation Period does not contain fifteen Normal Trading Days, the Calculation Agent shall determine the Share Price for the Valuation Date and as many Exchange Business Days immediately preceding the Valuation Date as shall be necessary, when such Share Prices are taken together with the Share Prices on all Normal Trading Days occurring within the Valuation Period, to provide fifteen Share Prices, and in such case the Reference Price shall be the arithmetic average of those fifteen Share Prices.

Share Price          :      The closing price of the Shares as reported on the
                            Exchange.

Valuation Period     :      The period from and including the fourteenth
                            Exchange

                            Business Day immediately preceding the Expiration Date (the "Initial Date") to and including the Expiration Date, provided that if any Exchange Business Day in the Valuation Period as so determined, shall not be a Normal Trading Day, the Valuation Period shall be extended so that the Valuation Period includes fifteen Normal Trading Days , but in no event shall the last day of the Valuation Period be later than the fifteenth Exchange Business Day after the Expiration Date, and in no event shall the Valuation Period include any day before the Initial Date.

Valuation Date       :      The last day of the Valuation Period.

Net Share
Settlement           :      If a Transaction is to be net share settled,

                            (a) within three Exchange Business Days after the Election Date, Party A and Party B will enter into the Registration Agreement attached hereto as
                            Exhibit I; and

                            (b) on the Settlement Date, Party B shall deliver to Party A the number of whole Shares (the "Settlement Shares") equal to (i) the Cash Settlement Amount divided by (ii) the Closing Value, plus cash in lieu of any fractional Shares. If within ten Exchange Business Days after the Settlement Date, Party A resells all or any portion of the Settlement Shares and the net proceeds received by the Party A upon resale of such Shares exceed the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party A shall promptly refund in cash such difference to Party B. In the event that such net proceeds are less than the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party B shall pay in cash or additional Shares such difference (the "Make-whole Amount") to Party A promptly after receipt of notice thereof. In the event that Party B elects to pay the Make-whole Amount in additional Shares, Party B shall deliver to Party A the number of whole Shares (the "Make-whole Shares") equal to (i) the Make-whole Amount divided by (ii) the closing price of the Shares as reported on the Exchange on the Exchange Business Day prior to delivery of such Shares. If within ten Exchange Business Days after the delivery of the Make-whole Shares to Party A, Party A resells all or any portion of such Shares and the net proceeds received by Party A exceed or are less than the Make-whole Amount (or if less than all of the Make-whole Shares are resold, the applicable pro rata portion of the Make-whole Amount), the provisions set forth above with respect to payment of the Settlement Payment in Shares, including Make-whole requirements, shall apply.

Settlement Date      :      If the Transaction is to be cash settled, the
                            Settlement Date shall be three Currency Business
                            Days after the Valuation Date. If the Transaction is to be physically settled or net share settled, the Settlement Date shall be three Clearance System
                            Business Days after the Exercise Date.

Change in Expiration Date
-------------------------

Delay of Expiration
Date                 :      At any time prior to fifteen days prior to the date
                            that otherwise would have been the Expiration Date, Party B may notify Party A that it would like to delay the Expiration Date to a date (the
                            "Termination Date") not less than ten Exchange
                            Business Days after the date of such notice and not more than 180 days after the original Expiration
                            Date. Promptly after receipt of such notice, Party A shall notify Party B of the additional amount, if any, required to be paid (the "Settlement Amount") by the Buyer of the Transaction to compensate the Seller of the Transaction for such delay. The
                            Settlement Amount shall be reasonably determined by Party A based upon Party A's then current methodology for pricing options. Within five
                            Exchange Business Days after receipt of notice of the Settlement Amount from Party A, Party B shall notify Party A whether it agrees to the Settlement
                            Amount (the date of such notice, the "Agreement
                            Date"). If Party B agrees to the Settlement Amount
                            (i) the Termination Date shall be deemed to be the Expiration Date for all purposes of this Confirmation; and (ii) the Settlement Amount, which shall be in addition to any payment or delivery, if any, otherwise required to be made under the terms of the Transaction, shall be paid by the Buyer on the third Currency Business Day after the Agreement
                            Date. If Party B does not agree to the Settlement
                            Amount, the Expiration Date shall not be delayed.

Adjustment Events
-----------------

Adjustments          :      During the life of the Transaction, if any
                            adjustment is made
                            by The Options Clearing Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Shares which are the subject of the Transactions, an equivalent adjustment shall be made in the terms of the Transaction. Except as provided in the following paragraph and in the "Additional Adjustment
                            Provisions" below, no adjustment shall be made in the terms of the Transaction for any event that does not result in an adjustment to the terms of outstanding OCC Options on the Shares. Without limiting the generality of the foregoing, NO
                            ADJUSTMENT SHALL BE MADE IN THE TERMS OF THE
                            TRANSACTIONS FOR ORDINARY CASH DIVIDENDS ON THE
                            SHARES EXCEPT AS PROVIDED IN THE "ADDITIONAL
                            ADJUSTMENTS" PROVISIONS BELOW.

                            If at any time during the life of the Transaction there shall be no outstanding OCC Options on the Shares, and an event shall occur for which an adjustment might otherwise be made under the By-Laws, Rules, and stated policies of the OCC applicable to the adjustment of OCC Options (the "OCC Adjustment Rules"), the parties shall use their best efforts, applying the principles set forth in the OCC Adjustment Rules, to jointly determine whether to adjust the terms of the Transaction and the nature of any such adjustment.

Additional
Adjustments          :      Notwithstanding the foregoing, if upon the
                            occurrence of the following events during the life of the Transaction no adjustment is required to be made to the terms of the Transaction in accordance with the foregoing provisions or if an adjustment has been made but such adjustment is, in the reasonable determination of the Calculation Agent, insufficient to preserve the economic benefit of the Transaction for the parties, the following additional adjustments shall be made to the terms of the Transaction:

                            If (a) an ordinary cash dividend is declared or paid on the Shares or (b) a special cash dividend is declared or paid on the Shares and in either case the Ex-Dividend Date with respect to such dividend occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (each, a "Dividend Event"), the Strike Price shall be adjusted for each Dividend Event in accordance with the following formula:

                                           SP\\0\\ (CP\\0\\ - DA)
                                           ----------------------
                                    SP\\1 \\   =   CP\\0\\

                                           Where:

                            (i)   SP\\1\\ = Strike Price after the Dividend
                                  Event

                            (ii)  SP\\0\\ = Strike Price on the Exchange
                                  Business Day immediately preceding the Ex-
                                  Dividend Date with respect to the Dividend
                                  Event

                            (iii) CP\\0\\ = The closing price of the Shares, as
                                  reported on the Exchange, on the Exchange
                                  Business Day immediately preceding the Ex-
                                  Dividend Date with respect to the Dividend
                                  Event

                            (iv) DA = The amount of the ordinary cash dividend or the special cash dividend, as the case may be

Miscellaneous
-------------

Transfer             :      Neither party may transfer the Transaction, in whole
                            or in part, without the prior written consent of the non-transferring party.

Account Details
---------------

Payments and deliveries to Party A:

     Account for payments:          Previously Provided

     Delivery instructions:         Previously Provided

Payments and deliveries to Party B:

     Account for payments:          Previously Provided

     Delivery instructions:         Previously Provided

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

SWISS BANK CORPORATION, LONDON BRANCH


By: /s/ Victoria Harkness Sotgiu       By: /s/ John Marshall
    -----------------------------          ----------------------------
Name:  Victoria Harkness Sotgiu        Name:  John Marshall
Title: Authorised Signatory            Title: Authorised Signatory



Confirmed as of the 22nd day
of October, 1997

MYRIAD GENETICS, INC.



By: /s/ Jay M. Moyes
    ------------------------------
Name: Jay M. Moyes
Title: C.F.O.